Exhibit 10.5

Equipment Contribution and Share Escrow Agreement

This Equipment Contribution and Share Escrow Agreement (this “Agreement”) is entered into on April 12, 2023 (the “Effective Date”), by and among Future Dao Group Holding Limited, a Cayman Islands exempted company (the “Company”), Metal Sky Star Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), X CAPITAL INVESTMENT PTE. LTD. (“X Capital”), ANTS INVESTMENT MANAGEMENT PTE. LTD. (“Ants Investment”, and together with X Capital, the “Shareholder Guarantors”) and the persons listed on Schedule A hereto (each, a “Contributing Shareholder” and collectively, the “Contributing Shareholders”). The Company, SPAC, the Contributing Shareholders and the Shareholder Guarantors are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties.” Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement (as hereinafter defined).

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) which is being simultaneously entered into by and among the Company, Future Dao League Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Company (the “Merger Sub”), and SPAC, among other things, (i) Merger Sub will be merged with and into SPAC (the “First Merger”), with SPAC being the surviving company and a wholly owned subsidiary of the Company, and (ii) SPAC will then be merged with and into the Company (the “Second Merger” and together with the First Merger, the “Mergers”), with the Company being the surviving company following the Second Merger.

WHEREAS, it is a condition to the Merger Agreement that each Contributing Shareholder undertakes to contribute to the Surviving Company or its Subsidiary certain bitcoin miners which have the total computing power set forth opposite such Contributing Shareholder’s name on Schedule A hereto (the “Additional Bitcoin Miners”), in connection with, and in support of, the Mergers.

WHEREAS, X Capital is the owner of shares of the Company representing a majority of the voting power of all outstanding Equity Securities of the Company, and Ants Investment is the owner of a majority of the Class A Ordinary Shares of the Company and is controlled by the chief executive officer of the Company.

WHEREAS, because of the significant interest of the Shareholder Guarantors in the future success of the Company, the Shareholder Guarantors each wish to guarantee the obligations of the Contributing Shareholders to contribute the Additional Bitcoin Miners to the Company and to secure such guarantees, each Shareholder Guarantor is willing to pledge certain Ordinary Shares of the Company owned by them.

WHEREAS, it is contemplated that on or before the closing of the Mergers, the Contributing Shareholders, the Shareholder Guarantors, the Company, SPAC, the SPAC Shareholder Representative and the Escrow Agent will enter into a Supplemental Equipment Contribution and Escrow Agreement

NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

ARTICLE 1
Contribution of Additional Bitcoin Miners

1.1 Each Contributing Shareholder hereby jointly and severally undertakes and agrees, following the successful closings of the First Merger and the Second Merger, to contribute or cause its Affiliate to contribute the respective Additional Bitcoin Miners to the Surviving Company or its Subsidiary, as a capital contribution to the Company, without the issue of additional equity securities or other consideration to the Contributing Shareholders, on or prior to the first anniversary of the Second Effective Date (the “Contribution Deadline”).

1.2 To induce and incentivize SPAC to enter into the Merger Agreement and as a guaranty for the Contributing Shareholders’ performance of their obligations (“Obligations”) pursuant to Section 1.1 of this Agreement and as described elsewhere in this Agreement and in the Merger Agreement, and as shall be described in the Supplemental Equipment Contribution and Escrow Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder Guarantors, jointly and severally, agree to pledge and escrow that certain number of ordinary shares of the Company (the “Company Ordinary Shares”) to secure the Obligations of the Contributing Shareholders as further set forth in Section 3 of this Agreement and elsewhere in this Agreement, the Merger Agreement and as shall be described in the Supplemental Equipment Contribution and Escrow Agreement.

ARTICLE 2
Representation and Warranty

2.1 Each Contributing Shareholder hereby warrants and represents to the Company and SPAC that it or its Affiliate, respectively, has or will have on the date of contribution, good and valid title to the Additional Bitcoin Miners contributed by it or its Affiliate to the Surviving Company or its Subsidiary, and such Additional Bitcoin Miners are not, and at the time of contribution, will not be, subject to any mortgage, pledge, lien, encumbrance, security interest or charge of any kind.

2.2 Each Shareholder Guarantor hereby warrants and represents to the Company and SPAC that it has good and valid title to the respective Pledged Shares (as defined below), and such Pledged Shares are not subject to any mortgage, pledge, lien, encumbrance, security interest or charge of any kind.

ARTICLE 3
Share Pledge and Escrow

3.1 Share Pledge. Each Shareholder Guarantor hereby pledges, grants a security interest in, assigns, and agrees to assign, transfer and deliver to the Escrow Agent (as hereinafter defined) all of its right, title, interest and benefit, present and future, in to and under the Pledged Shares for the benefit of the Company as secured party as collateral security for the performance by the Contributing Shareholders of the Obligations (as defined herein).

3.2 Delivery of Pledged Share Deliverables for Pledged Shares. The Shareholder Guarantors shall, jointly and severally, (i) on or prior to the tenth Business Day following the Closing Date, deposit with an escrow agent selected by SPAC or the SPAC Shareholder Representative and reasonably acceptable to the Shareholder Guarantors (the “Escrow Agent”), or cause to be deposited with the Escrow Agent, any share certificates (or if not already issued, cause the Company to issue or reissue share certificates, including for any share certificates that have been lost, stolen or destroyed, an affidavit of lost certificate and indemnity of loss, in form and substance reasonably acceptable to the Shareholder Guarantors and SPAC Shareholder Representative), together with stock powers and/or other instruments of transfer therefore and an irrevocable proxy in respect thereof, in each case, duly executed in blank (collectively, the “Pledged Share Deliverables”), representing the 1,961,538 Company Ordinary Shares held by X Capital (the “X Capital Shares”) and 1,038,462 Company Ordinary Shares held by Ants Investment (the “Ants Investment Shares”, together with the X Capital Shares, the “Pledged Shares”), respectively, and (ii) pledge such additional Ordinary Shares as may be issued as dividends, pursuant to share splits, share dividends and bonus issues, and other Equity Securities issued or issuable to holders of the Pledged Shares (“Additional Pledged Securities”) and deliver Pledged Share Deliverables in respect thereof to be held in escrow with the Escrow Agent until released in accordance with the terms of this Agreement. The Pledged Shares and Additional Pledged Securities shall be held by the Escrow Agent in a separate account designated as the “Escrow Account for the Benefit of the Surviving Company” (the “Escrow Account”). The Escrow Account shall be created and maintained in accordance with the terms of the Supplemental Equipment Contribution and Share Escrow Agreement as provided in the Merger Agreement and such other agreements, instruments and documentation as may be necessary and appropriate to give effect to the purposes and intent of this Agreement and in accordance with the customary rules and regulations of the Escrow Agent pertaining to such accounts.

3.3 Additional Terms and Conditions. The Parties, together with the SPAC Shareholder Representative and the Escrow Agent shall enter into the Supplemental Equipment Contribution and Escrow Agreement on or before the Closing, which Agreement shall set forth additional terms and conditions relating to the contribution of the Additional Bitcoin Miners, the creation and perfection of the security interest in the Pledged Securities pursuant to the UCC and other applicable Law, the events which shall constitute Events of Default and the rights of the Company as Secured Party and the SPAC Shareholder Representative as third party beneficiary, as well as procedural and administrative provisions relating to the Escrow Agreement and exculpation and indemnification of the Escrow Agent.

3.4 Rights of Shareholder Guarantors in Pledged Shares. Subject to the occurrence of an Event of Default (as shall be defined in the Supplemental Equipment Contribution and Share Escrow Agreement):

(i)	Voting Rights as a shareholder. Each Shareholder Guarantor shall retain all of its rights as a shareholder of the Company during the period during which the Pledged Shares are held in the Escrow Account (the “Escrow Period”), including, without limitation, the right to vote such Pledged Shares.

(ii)	Dividends and Other Distributions in Respect of the Escrow Shares. During the applicable Escrow Period, all dividends payable in cash with respect to the Escrow Shares contributed by a Shareholder Guarantor shall be paid to such Shareholder Guarantor, but all share capitalizations or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Pledged Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(iii)	Restrictions on Transfer. During the applicable Escrow Period, the only permitted transfers of the Pledged Shares will be (a) transfers to the Company’s officers, directors or their respective affiliates; (b) by bona fide gift to a member of a Shareholder Guarantor’s immediate family or to a trust, the beneficiary of which is a member of such Shareholder Guarantor’s immediate family for estate planning purposes, (c) by virtue of the laws of descent and distribution upon death of the beneficial owner of Ants Investment, or (vii) by private sales made with the Company’s prior consent, in each case, on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement, as may be amended and supplemented by the Supplemental Equipment Contribution and Escrow Agreement.

ARTICLE 4
Entire Agreement; Amendment; Third Party Beneficiary

4.1 Entire Agreement; Amendment. This Agreement, as amended and supplemented by the Supplemental Equipment Contribution and Escrow Agreement, and by the Merger Agreement, and as otherwise contemplated herein, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

4.2 Third Party Beneficiary. SPAC and SPAC Shareholder Representative each are intended third party beneficiaries of this Agreement, as amended and supplemented, and may enforce the terms of this Agreement against the Contributing Shareholders and the Shareholder Guarantors in the place and stead of the Company, acting as secured party for the performance of the Obligations hereunder.

ARTICLE 5
Governing Law

5.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York applicable to contracts entered into and to be performed solely within such State, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Without limiting the generality of the foregoing, the provisions of this Agreement relating to the pledge of the Pledged Shares and the rights and obligations created hereby and as shall be further stated in the Supplemental Equipment Contribution and Share Escrow Agreement shall be governed by the provisions of the Uniform Commercial Code as adopted and in effect in the State of New York, with respect to the creation, perfection and effect of perfection of security interests in collateral.

ARTICLE 6
Enforcement

6.1 Enforcement. Each of the Parties hereto acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by it, money damages will be inadequate and the other Party will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. Accordingly, the non-breaching Party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the other Party and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the non-breaching party may be entitled under this Agreement, at law or in equity.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Future Dao Group Holding Limited

By:	/s/ Li Wenjin
Name:	Li Wenjin
Title:	Director

[Signature Page to Equipment Contribution and Share Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Metal Sky Star Acquisition Corporation

By:	/s/ Olivia He
Name:	Olivia He
Title:	CFO

[Signature Page to Equipment Contribution and Share Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

X CAPITAL INVESTMENT PTE. LTD.

By:	/s/ Zhuo Zingli
Name:	Zhuo Zingli
Title:	Director

[Signature Page to Equipment Contribution and Share Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

ANTS INVESTMENT MANAGEMENT PTE. LTD.

By:	/s/ Li Wenjin
Name:	Li Wenjin
Title:	Director

[Signature Page to Equipment Contribution and Share Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

HUGO MARK PTE. LTD.

By:	/s/ Liu Lisong
Name:	Liu Lisong
Title:	Director

[Signature Page to Equipment Contribution and Share Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

ALPHA ELITE WORLDWIDE LIMITED

By:	/s/ Ng Sau Kiew
Name:	Ng Sau Kiew
Title:	Director

[Signature Page to Equipment Contribution and Share Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FORTUNE LIGHT ENTERPRISES LIMITED

By:	/s/ Liu Chunru
Name:	Liu Chunru
Title:	Director

[Signature Page to Equipment Contribution and Share Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Deeply Investment Limited

By:	/s/ Dong Lichen
Name:	Dong Lichen
Title:	Director

[Signature Page to Equipment Contribution and Share Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Quantum Worldwide Investment Management Ltd.

By:	/s/ Dai Rihe
Name:	Dai Rihe
Title:	Director

[Signature Page to Equipment Contribution and Share Escrow Agreement]

Schedule A

Additional Bitcoin Miners

Name of Contributing Shareholder	Total Computing Power of the Bitcoin Miners (Thash/s)
HUGO MARK PTE. LTD.	383,000
ALPHA ELITE WORLDWIDE LIMITED	285,000
FORTUNE LIGHT ENTERPRISES LIMITED	285,000
Deeply Investment Limited	255,000
Quantum Worldwide Investment Management Ltd.	192,000
Total	1,400,000

Schedule A-1